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                                                                   EXHIBIT 23(A)

                   Consent of Independent Public Accountants


Board of Directors
Associated Banc-Corp:

We consent to the use of our reports incorporated herein by reference and to the reference of our firm under the "Experts" heading in the registration statement.


                                   /s/ KPMG Peat Marwick LLP


Chicago, Illinois

December 30, 1998